Exhibit 99.1

Pier 1 Imports, Inc. Announces Date for First Quarter Earnings Release and Conference Call

FORT WORTH, Texas--(BUSINESS WIRE)--June 3, 2015--Pier 1 Imports, Inc. (NYSE:PIR) today announced that it will distribute its first quarter fiscal 2016 financial results after market close on Wednesday, June 17, 2015, followed by a conference call at 3:30 p.m. Central Time. The call will be hosted by Alex Smith, President and Chief Executive Officer, and Laura Coffey, Executive Vice President and Interim Chief Financial Officer.

The call can be accessed through the Company’s website at www.pier1.com by linking through the “Investor Relations” page to the “Events” page, or dialing 1-800-498-7872, or if international, 1-706-643-0435. The conference ID number is 88750370.

A replay of the conference call will be available after 6:30 p.m. Central Time on June 17, 2015, for a 24-hour period, and can be accessed by dialing 1-855-859-2056, or if international, 1-404-537-3406, using conference ID number 88750370.

Pier 1 Imports, Inc. is the original global importer of home décor and furniture. Information about the Company is available on www.pier1.com.

CONTACT:
Pier 1 Imports, Inc.
Bryan Hanley, 817-252-6083